Filed pursuant to Rule 424(b)(3)

Registration No. 333-223480

GRANT PARK FUTURES FUND

LIMITED PARTNERSHIP

________________________________________________

Supplement dated April 1, 2019
to
Prospectus and Disclosure Document
dated July 13, 2018

________________________________________________

This supplement contains information which amends, supplements or modifies certain information contained in the Prospectus and Disclosure Document of the Grant Park Futures Fund Limited Partnership dated JULY 13, 2018, and should be read together therewith.

You should carefully consider the “Risk Factors” beginning on page 20 of the Prospectus before you decide to invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The Commodity Futures Trading Commission has not passed upon the merits of participating in this pool nor has the Commission passed on the adequacy or accuracy of this Disclosure Document supplement.

SUMMARY

This supplement revises and replaces the third paragraph on page 1 of the Prospectus under the heading “SUMMARY—Grant Park” in its entirety as follows:

Grant Park has been trading continuously since January 1989 and, as of April 30, 2018, had a net asset value of approximately $97.8 million and 3,944 limited partners. Since its inception and through February 28, 2003, Grant Park offered its beneficial interests exclusively to qualified investors on a private placement basis. Effective June 30, 2003, Grant Park began offering units for sale to the public.  Effective April 1, 2019, units in Grant Park are no longer offered for sale.  For existing investors in Grant Park, business will continue to be conducted as usual.  There will be no changes to the trading or operations of Grant Park, limited partners will continue to receive monthly statements, etc. and redemptions will be accepted as normal on a monthly basis.

This supplement revises and replaces the first paragraph on page 1 of the Prospectus under the heading “SUMMARY—The Offered Units” in its entirety as follows:

Grant Park’s limited partnership units are seven separate and distinct classes: the Class A units, the Class B units, the Legacy 1 Class units, the Legacy 2 Class units, the Global 1 Class units, the Global 2 Class units and the Global 3 Class units. Grant Park’s seven outstanding classes of limited partnership units are no longer being offered for sale and are not offered hereunder.  For existing investors in Grant Park, business will continue to be conducted as usual.  There will be no changes to the trading or operations of Grant Park, limited partners will continue to receive monthly statements, etc. and redemptions will be accepted as normal on a monthly basis.

This supplement revises and replaces the third paragraph on page 2 of the Prospectus under the heading “SUMMARY—Legacy 1 Class and Legacy 2 Class Units” in its entirety as follows:

Through their respective trading companies, each of Sterling Partners Quantitative Investments LLC, or Sterling, EMC Capital Advisors LLC, or EMC, Transtrend B.V., or Transtrend, Amplitude Capital International Limited, or Amplitude, and Quantica Capital AG, or Quantica, serve as Grant Park’s commodity trading advisors with respect to the Legacy 1 Class and Legacy 2 Class units. Legacy 1 Class and Legacy 2 Class units obtain the equivalent of net profits or net losses generated by H2O AM LLP, or H2O, and Winton Capital Management Limited, or Winton, as reference traders through off-exchange swap transactions and will not allocate assets to H2O or Winton directly. The trading advisors and their respective asset allocations and the reference traders with respect to the Legacy 1 Class and Legacy 2 Class units are the same as with respect to the fund’s Class A and Class B units. With respect to the Class A and Class B units and the Legacy 1 Class and Legacy 2 Class, each of Amplitude, Transtrend, Sterling, EMC, and Quantica manage between 5% and 25% of Grant Park’s net assets, and the swap transactions for which Winton and H2O are reference traders are similarly within this range.

This supplement revises and replaces the fourth paragraph on page 2 of the Prospectus under the heading “SUMMARY—Global 1 Class, Global 2 Class and Global 3 Class” in its entirety as follows:

Through their respective trading companies, each of Sterling, EMC, Transtrend, Amplitude, and Quantica  serve as Grant Park’s commodity trading advisors with respect to the Global 1 Class, Global 2 Class and Global 3 Class units. Global 1 Class, Global 2 Class, and Global 3 Class units obtain the equivalent of net profits or net losses generated by H2O AM LLP, or H2O, and Winton Capital Management Limited, or Winton, as reference traders through off-exchange swap transactions and will not allocate assets to H2O or Winton directly.  With respect to the Global 1 Class, Global 2 Class and Global 3 Class units, each of Sterling, EMC, Transtrend, Amplitude, and Quantica manage between 5% and 25% of Grant Park’s net assets, and the swap transactions for which Winton and H2O are reference traders are similarly within this range.

This supplement revises and replaces the text on page 2-3 of the Prospectus under the heading “SUMMARY—Breakeven Amounts for Each Class of Units” in its entirety as follows:

The following summarizes the approximate dollar returns and percentage returns required for the redemption value of a hypothetical $1,000 initial investment in offered units to equal the amount invested 12 months after the investment was made. The break‑even summary for the Global 3 Class units shows the amount required to “break‑even” both with and without an early redemption fee which, for purposes of this summary, the highest early redemption fee has been presented to approximate the effect that payment of an early redemption fee will have on a redemption of such units during the first year of investment.

•	Legacy 1 Class: 3.11% (or $31.12).
•	Legacy 2 Class: 3.39% (or $33.87).
•	Global 1 Class: 2.51% (or $25.06).
•	Global 2 Class: 2.78% (or $27.82).
•	Global 3 Class: 4.71% (or $47.11) without highest early redemption fee, or 6.21% (or $62.11) with highest early redemption fee.

See “SUMMARY—Break‑Even Analysis” beginning on page 11 for detailed breakeven analysis of the offered units.

This supplement revises and replaces the second paragraph on page 5 of the Prospectus under the heading “SUMMARY—Plan of Distribution—What is the difference between Legacy 1 Class, the Legacy 2 Class, the Global 1 Class, the Global 2 Class and the Global 3 Class Units” in its entirety as follows:

The trading advisors or swap transactions based on reference programs of such advisors for the Legacy 1 Class and Legacy 2 Class units are Sterling, EMC, Winton, Transtrend, Amplitude, Quantica and H2O. The trading advisors, asset allocations and trading philosophy with respect to the Legacy 1 Class and Legacy 2 Class units are the same as those utilized for Grant Park’s Class A and Class B units. The trading advisors or swap transactions based on reference programs of such advisors for the Global 1 Class, Global 2 Class and Global 3 Class units are Sterling, EMC, Winton, Transtrend, Amplitude, Quantica and H2O. The investment process is uniquely managed for each class of units.

This supplement revises and replaces the first and second paragraphs on page 8 of the Prospectus under the heading “SUMMARY—The Trading Advisors and Reference Traders” in its entirety as follows:

Grant Park trades through its seven professional commodity trading advisors or through swap transactions based on reference programs of such advisors: Amplitude Capital International Limited, EMC Capital Advisors LLC, H2O AM LLP, Quantica Capital AG, Sterling Partners Quantitative Investments LLC,  Transtrend B.V. and Winton Capital Management Limited. Each of the trading advisors that receives a direct allocation from Grant Park is registered as a commodity trading advisor under the Commodity Exchange Act and is a member of the NFA. The general partner may terminate or replace any or all of the trading advisors or swap transactions based on reference programs of such advisors, or add additional trading advisors, at any time in its sole discretion.

Amplitude Capital International Limited is located at Highwater, Grand Pavilion Commercial Centre, 1st Floor, 802 West Bay Road, P.O. Box 31855, KY1 1203 Cayman Islands, and its telephone number is (345) 943‑2295. EMC Capital Advisors, LLC is located at 2201 Waukegan Road, Suite W240, Bannockburn, Illinois 60015, and its telephone number is (847) 267‑8700. H2O AM LLP is located at 10 Old Burlington Street, London W1S 3AG, and its telephone number is +44-207-292-1600. Quantica Capital AG is located at Freier Platz 10, Schaffhausen, CH‑8200, Switzerland, and its telephone number is +41‑52‑557-00-07. Sterling Partners Quantitative Investments LLC is located at 401 N. Michigan Ave, 33rd Floor, Chicago, Illinois 60611, and its telephone number is (312) 465‑7000. Transtrend B.V. is located at Weena 723, Unit C5.070, 3013 AM Rotterdam, The Netherlands and its telephone number is +31‑10‑453‑6510. Winton Capital Management Limited is located at Grove House, 27 Hammersmith Grove, London, W6 ONE, England, and its telephone number is +44‑20‑8576‑5800.

This supplement revises and replaces the paragraph titled, “Incentive Fees,” on page 10 of the Prospectus under the heading “SUMMARY—Fees and Expenses—Incentive Fees” in its entirety as follows:

Incentive Fees—Grant Park currently pays each trading advisor a quarterly, semi‑annual or annual incentive fee based on any new trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar period.  An incentive fee embedded in swap transactions or derivative instrument is taken into account in determining any net amount Grant Park receives in connection with such swap transaction or derivative instrument.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any incentive fees directly from Grant Park but instead receives incentive compensation from the fees embedded in the swap transaction.

As of the date of this prospectus, the incentive fees embedded in the swap transactions in which Grant Park beneficially participates are 16% and 20% of trading profits earned by the relevant reference programs.  Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior period in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets. Currently, the incentive fees payable to each of Grant Park’s trading advisors or reference traders directly or through swap transactions are as follows: 24.5% to Amplitude, 20% to EMC Classic Program, 0% to EMC Balanced Program, 20% to H2O, 20% to Quantica, 20% to Sterling, 20% to Transtrend and 16% to Winton. The method of calculating new trading profits on the allocated net assets of each trading advisor is described in “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Incentive Fees.”

This supplement revises and replaces the Breakeven Analysis tables on page 11-17 of the Prospectus under the heading “SUMMARY—Breakeven Analysis” in its entirety as follows:

The break‑even analysis below indicates the approximate dollar returns and percentage returns required for the redemption value of a hypothetical $1,000 initial investment in offered units to equal the amount invested 12 months after the investment was made. The break‑even analysis for Global 3 Class units shows the amount required to “break‑even” both with and without an early redemption fee. For purposes of this analysis, the highest early redemption fee has been presented to approximate the effect that payment of an early redemption fee will have on a redemption of such units during the first year of investment. The break‑even analysis is an approximation only.

Legacy 1 Class Break‑Even Analysis

Legacy 1
Class Units
Assumed initial selling price per unit(1)	$1,000
Trading advisors’ incentive fees(2)	0.62
Brokerage charge(3) (4.50%)	45.00
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (2.00%)	(20.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$31.12
Percentage of initial selling price per Legacy 1 Class unit	3.11%

(1)

The minimum investment required to invest in the Legacy 1 Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy 1 Class unit, and, as described below, a Legacy 2 Class unit, a Global 1 Class unit, a Global 2 Class unit and a Global 3 Class unit, for purposes of the break‑even analysis.

(2)

Reflects incentive fees payable directly or through swap transactions to Amplitude, EMC, Sterling, Winton, Transtrend,  Quantica and H2O assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12‑month period.  Any incentive fee embedded in a swap transaction or derivative instrument is taken into account in determining any net amount Grant Park receives in connection with such swap transaction or derivative instrument.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any incentive fees directly from Grant Park but instead receives incentive compensation from the fees embedded in the swap transaction.  As of the date of this prospectus, the incentive fee embedded in swap transactions in which Grant Park beneficially participates are 16% and 20% of trading profits earned by the relevant reference program. Actual incentive fees are calculated quarterly, semi‑annually or annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Legacy 1 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break‑even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)

The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Legacy 1 Class units equals 0.3750% per month, a rate of 4.50% annually, of such units’ month‑end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give‑up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any consulting fees directly from Grant Park but instead receives a management fee from the fees embedded in the swap transaction.  Transaction costs are taken into account in determining the net amount Grant Park receives or pays in connection with swap transactions or derivative instruments, but such costs or fees are not directly charged to Grant Park or any of its trading companies.  The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees.  Legacy 1 Class units may pay a fee to a counterparty in respect of any swap transaction or derivative instrument of up to 0.50% of the notional amount of such swap transaction or derivative instrument.  The general partner retains the balance from the brokerage charge as payment for its services to Grant Park. Bid‑ask spreads on Grant Park’s forward and other non‑exchange traded contracts are not included in this break‑even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break‑even analysis.
(5)

Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Legacy 1 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month‑end adjusted net assets of the applicable class.

(6)

Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 2.00% per year.

Legacy 2 Class Break‑Even Analysis

Legacy 2
Class Units
Assumed initial selling price per unit(1)	$1,000
Trading advisors’ incentive fees(2)	0.87
Brokerage charge(3) (4.75%)	47.50
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (2.00%)	(20.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$33.87
Percentage of initial selling price per Legacy 2 Class unit	3.39%

(1)

The minimum investment required to invest in the Legacy 2 Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy 2 Class unit, and, as described above, a Legacy 1 Class unit, and, as described below, a Global 1 Class unit, a Global 2 Class unit and a Global 3 Class unit, for purposes of the break‑ even analysis.

(2)

Reflects incentive fees payable directly or through swap transactions to Amplitude, EMC, Sterling, Winton, Transtrend,  Quantica and H2O assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12‑month period.  Any incentive fee embedded in a swap transaction or derivative instrument is taken into account in determining any net amount Grant Park receives in connection with such swap transaction or derivative instrument.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any incentive fees directly from Grant Park but instead receives incentive compensation from the fees embedded in the swap transaction.  As of the date of this prospectus, the incentive fee embedded in swap transactions in which Grant Park beneficially participates are 16% and 20% of trading profits earned by the relevant reference program. Actual incentive fees are calculated quarterly,  semi‑annually or annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Legacy 2 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break‑even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)

The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Legacy 2 Class units equals 0.3958% per month, a rate of 4.75% annually, of such units’ month‑end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give‑up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any consulting fees directly from Grant Park but instead receives a management fee from the fees embedded in the swap transaction.  Transaction costs are taken into account in determining the net amount Grant Park receives or pays in connection with swap transactions or derivative instruments, but such costs or fees are not directly charged to Grant Park or any of its trading companies.  The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees.  Legacy 2 Class units may pay a fee to a counterparty in respect of any swap transaction or derivative instrument of up to 0.50% of the notional amount of such swap transaction or derivative instrument.  The general partner retains the balance from the brokerage charge as payment for its services to Grant Park. Bid‑ask spreads on Grant Park’s forward and other non‑exchange traded contracts are not included in this break‑even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break‑even analysis.
(5)

Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Legacy 2 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month‑end adjusted net assets of the applicable class.

(6)

Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 2.00% per year.

Global 1 Class Break‑Even Analysis

Global 1
Class Units
Assumed initial selling price per unit(1)	$1,000
Trading advisors’ incentive fees(2)	0.06
Brokerage charge(3) (3.95%)	39.50
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (2.00%)	(20.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$25.06
Percentage of initial selling price per Global 1 Class unit	2.51%

(1)

The minimum investment required to invest in the Global 1 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 1 Class unit, and, as described above, a Legacy 1 Class unit and a Legacy 2 Class unit, and, as described below, a Global 2 Class unit and a Global 3 Class unit, for purposes of the break‑ even analysis.

(2)

Reflects incentive fees payable directly or through swap transactions to Amplitude, EMC, Sterling, Winton, Transtrend,  Quantica and H2O assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12‑month period.  Any incentive fee embedded in a swap transaction or derivative instrument is taken into account in determining any net amount Grant Park receives in connection with such swap transaction or derivative instrument.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any incentive fees directly from Grant Park but instead receives incentive compensation from the fees embedded in the swap transaction.  As of the date of this prospectus, the incentive fee embedded in swap transactions in which Grant Park beneficially participates are 16% and 20% of trading profits earned by the relevant reference program.  Actual incentive fees are calculated quarterly, semi‑annually or annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 1 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break‑even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)

The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Global 1 Class units equals 0.3292% per month, a rate of 3.95% annually, of such units’ month‑end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give‑up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any consulting fees directly from Grant Park but instead receives a management fee from the fees embedded in the swap transaction.  Transaction costs are taken into account in determining the net amount Grant Park receives or pays in connection with swap transactions or derivative instruments, but such costs or fees are not directly charged to Grant Park or any of its trading companies.  The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees.  Global 1 Class units may pay a fee to a counterparty in respect of any swap transaction or derivative instrument of up to 0.50% of the notional amount of such swap transaction or derivative instrument.  The general partner retains the balance from the brokerage charge as payment for its services to Grant Park. Bid‑ask spreads on Grant Park’s forward and other non‑exchange traded contracts are not included in this break‑even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break‑even analysis.
(5)

Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Global 1 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month‑end adjusted net assets of the applicable class.

(6)

Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 2.00% per year.

Global 2 Class Break‑Even Analysis

Global 2
Class Units
Assumed initial selling price per unit(1)	$1,000
Trading advisors’ incentive fees(2)	0.32
Brokerage charge(3) (4.20%)	42.00
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (2.00%)	(20.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$27.82
Percentage of initial selling price per Global 2 Class unit	2.78%

(1)

The minimum investment required to invest in the Global 2 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 2 Class unit, and, as described above, a Legacy 1 Class unit, a Legacy 2 Class unit and a Global 1 Class unit, and, as described below, a Global 3 Class unit, for purposes of the break‑even analysis.

(2)

Reflects incentive fees payable directly or through swap transactions to Amplitude, EMC, Sterling, Winton, Transtrend,  Quantica and H2O assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12‑month period.  Any incentive fee embedded in a swap transaction or derivative instrument is taken into account in determining any net amount Grant Park receives in connection with such swap transaction or derivative instrument.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any incentive fees directly from Grant Park but instead receives incentive compensation from the fees embedded in the swap transaction.  As of the date of this prospectus, the incentive fee embedded in swap transactions in which Grant Park beneficially participates are 16% and 20% of trading profits earned by the relevant reference program.  Actual incentive fees are calculated quarterly, semi‑annually or annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 2 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break‑even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)

The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Global 2 Class units equals 0.3500% per month, a rate of 4.20% annually, of such units’ month‑end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give‑up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any consulting fees directly from Grant Park but instead receives a management fee from the fees embedded in the swap transaction.  Transaction costs are taken into account in determining the net amount Grant Park receives or pays in connection with swap transactions or derivative instruments, but such costs or fees are not directly charged to Grant Park or any of its trading companies.  The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees.  Global 2 Class units may pay a fee to a counterparty in respect of any swap transaction or derivative instrument of up to 0.50% of the notional amount of such swap transaction or derivative instrument.  The general partner retains the balance from the brokerage charge as payment for its services to Grant Park. Bid‑ask spreads on Grant Park’s forward and other non‑exchange traded contracts are not included in this break‑even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break‑even analysis.
(5)

Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Global 2 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month‑end adjusted net assets of the applicable class.
(6)	Grant Park is credited with interest income on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 2.00% per year.

Global 3 Class Break‑Even Analysis

Global 3
Class Units
Assumed initial selling price per unit(1)	$1,000
Trading advisors’ incentive fees(2)	2.11
Brokerage charge(3) (5.95%)	59.50
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (2.00%)	(20.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit, without early redemption fee	$47.11
Percentage of initial selling price per unit, without early redemption fee	4.71%
Early redemption fee(7) (1.50%)	$15.00
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price per Global 3 Class unit, with the highest early redemption fee	$62.11
Percentage of initial selling price per Global 3 Class unit, with the highest early redemption fee	6.21%

(1)

The minimum investment required to invest in the Global 3 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 3 Class unit, and, as described above, a Legacy 1 Class unit, a Legacy 2 Class unit and a Global 1 Class unit, and a Global 2 Class unit, for purposes of the break‑even analysis.

(2)

Reflects incentive fees payable directly or through swap transactions to Amplitude, EMC, Sterling, Winton, Transtrend,  Quantica and H2O assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12‑month period.  Any incentive fee embedded in a swap transaction or derivative instrument is taken into account in determining any net amount Grant Park receives in connection with such swap transaction or derivative instrument.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any incentive fees directly from Grant Park but instead receives incentive compensation from the fees embedded in the swap transaction.  As of the date of this prospectus, the incentive fee embedded in swap transactions in which Grant Park beneficially participates are 16% and 20% of trading profits earned by the relevant reference program.  Actual incentive fees are calculated quarterly, semi‑annually or annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 3 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break‑even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)

The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Global 3 Class units equals 0.4958% per month, a rate of 5.95% annually, of such units’ month‑end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give‑up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any consulting fees directly from Grant Park but instead receives a management fee from the fees embedded in the swap transaction.  Transaction costs are taken into account in determining the net amount Grant Park receives or pays in connection with swap transactions or derivative instruments, but such costs or fees are not directly charged to Grant Park or any of its trading companies.  The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees.  Global 3 Class units may pay a fee to a counterparty in respect of any swap transaction or derivative instrument of up to 0.50% of the notional amount of such swap transaction or derivative instrument.  The general partner retains the balance from the brokerage charge as payment for its services to Grant Park. Bid‑ask spreads on Grant Park’s forward and other non‑exchange traded contracts are not included in this break‑even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break‑even analysis.
(5)

Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Global 3 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month‑end adjusted net assets of the applicable class.

(6)

Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 2.00% per year.

Global 3 Class limited partners are prohibited from redeeming such units for three months following the subscription for units. Thereafter, Global 3 Class limited partners causing redemption of their units on or before the one‑year anniversary of their subscription for the redeemed units will pay an early redemption fee of 1.5%, 1.0% or 0.5% of the net asset value of the redeemed units, depending on when the units are redeemed during the first year. For purposes of this breakeven analysis, the highest early redemption fee has been presented to approximate the effect a payment of an early redemption fee would have on a redemption of Global 3 Class units at an undetermined point during the first year of investment. Because the highest early redemption fee has been used and the other fees and expenses shown assume an investment in Grant Park for one year, the breakeven analysis does not reflect the actual amount required to “break‑even” for Global 3 Class units that are redeemed prior to the one‑year anniversary of the investment, which will vary depending on the date of redemption.

This supplement revises and replaces the chart included on page 19 of the Prospectus under the heading “SUMMARY—Organizational Chart” in its entirety as follows:

The organizational chart below illustrates the relationship among the various service providers for Grant Park.

All Classes are closed to new investment and are no longer offered by the Selling Agents.

*     Grant Park invests through an individual trading company for each trading advisor.  An Advisory Agreement is entered into by each trading advisor, its corresponding trading company, Dearborn Capital Management, L.L.C., as general partner, and Grant Park or a swap transaction or derivative instrument tied to the performance of such trading advisor is entered into by a trading company with the swap counterparty.

THE GENERAL PARTNER

This supplement revises and replaces the first paragraph on page 43 of the Prospectus under the heading “THE GENERAL PARTNER— Principals of the General Partner” as follows:

The members of the general partner are Dearborn Capital Management Ltd. and DCMI Holdings Inc. The principals of the general partner are David M. Kavanagh, Patrick Meehan, Maureen O’Rourke, Abdullah Mohammed Al Rayes, Centum Prata Holding AG, Mary Dollinger, The David M. Kavanagh 2010 Trust and the David M. Kavanagh Trust. Only the officers of the general partner, Mr. Kavanagh, Mr. Meehan and Ms. O’Rourke, have management responsibility and control over the general partner and have the authority to make trading decisions.

THE TRADING ADVISORS AND REFERENCE TRADERS

This supplement revises and replaces the first five paragraphs and the chart on pages 45 of the Prospectus under the heading “THE TRADING ADVISORS AND REFERENCE TRADERS” in its entirety as follows:

The general partner has retained Amplitude Capital International Limited, EMC Capital Advisors, LLC, Quantica Capital AG, Sterling Partners Quantitative Investments LLC and Transtrend B.V. as Grant Park’s trading advisors. Grant Park will obtain the equivalent of net profits or net losses generated by H2O AM LLP and Winton Capital Management Limited as reference traders through off-exchange swap transactions and will not allocate assets to H2O or Winton directly. The table below illustrates the trading advisors or reference traders for each class of Grant Park’s outstanding limited partnership units:

	Amplitude	EMC	H2O*	Quantica	Sterling	Transtrend	Winton*
Class A	X	X	X	X	X	X	X
Class B	X	X	X	X	X	X	X
Legacy 1	X	X	X	X	X	X	X
Legacy 2	X	X	X	X	X	X	X
Global 1	X	X	X	X	X	X	X
Global 2	X	X	X	X	X	X	X
Global 3	X	X	X	X	X	X	X

*Reference trader.

The trading advisors and their respective asset allocations and the reference traders under the swap transactions with respect to the Legacy 1 Class and the Legacy 2 Class units are the same as with respect to the Class A and Class B units. With respect to the Class A and Class B units and the Legacy 1 Class and Legacy 2 Class, each of Amplitude, EMC, Quantica,  Sterling and Transtrend manage between 5% and 25% of Grant Park’s net assets, and the swap transactions for which Winton and H2O are reference traders are similarly within this range.

For the Global 1 Class, Global 2 Class and Global 3 Class units, between 5% and 25% of Grant Park’s assets are allocated to each of Amplitude, EMC, Quantica, Sterling and Transtrend, and the swap transactions for which H2O and Winton are the reference traders are similarly within this range.

EMC has been trading on behalf of Grant Park since January 1989.  Winton began trading for Grant Park on August 1, 2004, and Winton’s performance began being used for Grant Park through a swap arrangement on April 5, 2016. Transtrend began trading on July 1, 2008. Amplitude began trading on behalf of Grant Park on February 1, 2010. Quantica began trading for Grant Park on February 1, 2013 and Sterling began trading on behalf of Grant Park effective November 1, 2018. H2O’s performance began being used through a swap arrangement for Grant Park on July 1, 2015. The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month. Consequently, the current apportionment is subject to change.

This supplement revises and replaces the first paragraph in the Prospectus under the heading “THE TRADING ADVISORS AND REFERENCE TRADERS—Sterling Partners Quantitative Investments LLC—Management” on Page 47 as follows:

The listed principals of Sterling are Dr. Francisco J. Vaca, Christ Dardanes, Desmond Werthman, Michael Schmitt, Alexander Pasman, Jeffrey Elburn, Maury Epstein, Douglas Becker, Rudolf Christopher Hoehn-Saric, Steven

Taslitz and Sterling Partners Investment Group LLC.  Dr. Vaca, makes all trading and/or operational decisions for the Sterling Diversified Program.

This supplement revises and replaces the first paragraph in the Prospectus under the heading “THE TRADING ADVISORS AND REFERENCE TRADERS—Winton Capital Management Limited—Management” on Page 50 as follows:

The listed principals of Winton are Winton Group Limited, Amy Rentoul, David Winton Harding, Andrew Moss, Jonathan Duke, Nicholas Saunders, Timothy Davenport, Adam Waghorn, Christopher Maynard and James Gilbert. David Winton Harding, Andrew Moss, Jonathan Duke and Nicholas Saunders make trading and/or operational decisions.

This supplement revises and replaces the first paragraph in the Prospectus under the heading “THE TRADING ADVISORS AND REFERENCE TRADERS—Transtrend B.V.—Management” on Page 52 as follows:

The listed principals of Transtrend are Johannes P.A. van den Broek, Harold M. De Boer, Mark H.A. Van Dongen, Andre P. Honig,  Orix Corporation Europe NV., and Marjolein Maria Agnes Theresia Dekkers.  Johannes P.A. van den Broek, Harold M. De Boer and Mark H.A. Van Dongen make trading and/or operational decisions or supervise persons so engaged.

This supplement revises and updates the discussion in the Prospectus under the heading “THE TRADING ADVISORS AND REFERENCE TRADERS” by removing all of the paragraphs on pages 54-56 under the heading “Lynx Asset Management AB” and removing all of the paragraphs on pages 57-58 under the heading “Revolution Capital Management LLC” in their entirety.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This supplement revises and replaces the fourth and fifth paragraph on page 69 of the Prospectus under the heading “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Organization of Grant Park” in its entirety as follows:

There were no assets allocated to GP 3, GP 11 or GP 17 as of April 1, 2019.

Grant Park invests through the Trading Companies with independent professional commodity trading advisors or through swap transactions based on reference programs of certain reference traders. Sterling, EMC, Transtrend, Amplitude and Quantica serve as Grant Park’s commodity trading advisors. Grant Park obtains the equivalent of net profits or net losses generated by H2O and Winton as reference traders through off-exchange swap transactions and does not allocate assets to H2O or Winton directly. Each of the trading advisors that receives a direct allocation of assets from Grant Park is registered as a commodity trading advisor under the Commodity Exchange Act and is a member of the NFA. The general partner allocates between 5% to 25% of Grant Park’s net assets through the respective trading companies among Sterling, EMC, Transtrend, Amplitude, and Quantica, and the swap transactions through which Winton and H2O are reference traders are similarly within this range. No more than 25% of Grant Park’s assets are allocated to any one trading company and, in turn, any one trading advisor and/or reference trader. The general partner may terminate or replace the trading advisors and/or enter into swap transactions related to the performance of reference traders or retain additional trading advisors in its sole discretion. The trading advisors for the Legacy 1 Class, Legacy 2 Class, Global 1 Class, Global 2 Class and Global 3 Class units pursue a technical trend trading philosophy, which is the same trading philosophy the trading advisors have historically used for the Class A and Class B units.

CONFLICTS OF INTEREST

This supplement revises and replaces the first and second paragraphs in the Prospectus under the heading “CONFLICTS OF INTEREST—Other Activities of the General Partner” on Page 89 in its entirety as follows:

The general partner may engage from time to time in other activities in the normal course of business, including acting as general partner to other similar partnerships. The general partner may act as investment manager to private funds and is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940 and acts as investment adviser to the Grant Park Multi Alternative Strategies Fund, a mutual fund registered under the Investment Company Act of 1940. Therefore, the general partner’s full efforts will not be devoted to the activities of Grant Park. These relationships may create conflicts of interest with respect to the allocation of the general partner’s resources to Grant Park. The general partner, however, intends to devote sufficient time to Grant Park’s activities to properly manage Grant Park consistent with its fiduciary duties.

During July 2017, Grant Park invested $7.3 million of its cash balances previously held in GP Cash Management in Class I shares of GPARF, reinvested dividends received from GPARF in the amount of approximately $492,000, and redeemed the investment in the amount of $6,656,237 by the liquidation date of GPARF.  GPARF liquidated on December 21, 2018.  GPARF was one among several series of Northern Lights Fund Trust, a Delaware statutory trust organized on January 19, 2005 and is registered under the Investment Company Act of 1940 as an open-ended mutual fund.  The general partner acted as investment adviser to GPARF and RCM, which was one of Grant Park’s trading advisors, acted as sub-adviser to GPARF.  GPARF’s investment objective was to allocate its assets between two independent, underlying strategies: an investment growth strategy and a fixed income strategy.  The general partner credited the dollar amount of any fees it earned as investment adviser of GPARF with respect to Grant Park’s assets invested in GPARF towards the portion of Grant Park’s brokerage charge retained by the general partner so as not to receive double fees.  For the years ended December 31, 2018 and 2017 the credit amounted to $51,321 and $29,741, respectively, and is included in net gains (losses) from securities in the consolidated statement of operations.

This supplement revises and removes the first paragraph in the Prospectus under the heading “CONFLICTS OF INTEREST—Commodity Interest Trading by General Partner and its Principals and Employees” on Page 90 in its entirety.

FEES AND EXPENSES

This supplement revises and replaces the first paragraph in the Prospectus under the heading “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Incentive Fees on page 93 in its entirety as follows:

Grant Park pays each trading advisor a quarterly, semi‑annual or annual incentive fee based on any new trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar period. Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior period in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets.  An incentive fee embedded in a swap transaction or derivative instrument is taken into account in determining any net amount Grant Park receives in connection with such swap transaction or derivative instrument.  A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any incentive fees directly from Grant Park but instead receives incentive compensation from the fees embedded in the swap transaction.  As of the date of this prospectus, the incentive fees embedded in swap transactions in which Grant Park beneficially participates are 16% and 20% of trading profits earned by the relevant reference programs.  Currently, the incentive fees payable to each of Grant Park’s trading advisors directly or through swap transactions are as follows:  24.5% to Amplitude, 20% to EMC Classic Program, 0% to EMC Balance Program, 20% to H2O, 20% to Quantica, 20% to Sterling, 20% to Transtrend and 16% to Winton.

This supplement revises and replaces the first paragraph in the Prospectus under the heading “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Trading Advisor Consulting Fees on page 98 in its entirety as follows:

Each trading advisor receives a consulting fee, payable by the general partner out of the brokerage charge Grant Park pays the general partner, ranging from 0.5% to 1.5% per year, computed and accrued monthly on the basis of the trading advisor’s allocated net assets either at the beginning of the month or at month‑end and paid, depending on the trading advisor, either monthly or quarterly. Consulting fees are taken into account by the swap counterparty in determining the net amount Grant Park receives or pays in connection with swap transactions or derivative instruments, but such costs or fees are not directly charged to Grant Park or any of its trading companies. A trading advisor through its respective trading company that has assets allocated to a swap transaction does not receive any consulting fees directly from Grant Park but instead receives a management fee from the fees embedded in the swap transaction. The general partner will reduce (but not below zero) the brokerage charge by the amount of such costs and fees. The embedded consulting fee is accrued on the relevant notional amount of the swap. The consulting fees payable to each of Grant Park’s trading advisors directly or through swap transactions are as follows:  1% to Amplitude, 1% to EMC Classic Program, 0.2% to EMC Balance Program, 1% to H2O, 1% to Quantica, 1% to Sterling, 1% to Transtrend and .85% to Winton.

POTENTIAL ADVANTAGES OF INVESTMENT

This supplement revises and replaces the first paragraph on page 235 of the Prospectus under the heading “POTENTIAL ADVANTAGES OF INVESTMENT—Professional Trading” in its entirety as follows:

Grant Park trades through the following commodity trading advisors or through swap transactions based on certain programs of reference traders: Amplitude Capital International Limited, EMC Capital Advisors, LLC, H2O AM LLP, Quantica Capital AG, Sterling Partners Quantitative Investments LLC, Transtrend B.V. and Winton Capital Management Limited. Proceeds from investments in the offered units are traded through proprietary trading programs of the trading advisors or through swap transactions based on reference programs of such advisors.  Each trading advisor uses its own proprietary trading program.